UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________
FORM 8-K
 ____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 15, 2019
____________________________
 VONAGE HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)
 ____________________________

Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	7733
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (732) 528-2600
(Former Name or Former Address, if Changed Since Last Report)
____________________________
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement

On March 15, 2019, Vonage Holdings Corp. (the “Company”) entered into an agreement (the “Cooperation Agreement”) with Legion Partners Asset Management, LLC and certain related investors (collectively, “Legion Partners”).

Pursuant to the Cooperation Agreement, the Company’s Board of Directors increased the size of the Board from eight (8) to nine (9) directors and appointed Michael J. McConnell to fill the newly created directorship. Mr. McConnell will serve an initial term expiring at the Company’s 2019 Annual Meeting of stockholders and will be included in the Board’s slate of director nominees for election for a one-year term at the 2019 Annual Meeting.

At the Company’s 2019 Annual Meeting and at any special meeting of the Company’s stockholders held prior to the date of termination of the Standstill Period (defined below), the Cooperation Agreement also requires Legion Partners to vote all of its shares of Company common stock in favor of the election of directors nominated by the Board and on other matters in accordance with the Board’s recommendation, subject to certain exceptions.

The Cooperation Agreement includes certain restrictions, applicable from March 15, 2019 until the date that is 15 calendar days prior to the last day of the advance notice period for the submission by stockholders of director nominations for the Company’s 2020 Annual Meeting of stockholders, as set forth in the advance notice provisions of the Company’s Amended and Restated By-laws (the “Standstill Period”), which is subject to earlier termination under certain circumstances. During the Standstill Period, Legion Partners is restricted from, among other things, proposing certain extraordinary transactions, engaging in any solicitation of proxies or written consents relating to the Company, or acquiring any Vonage securities or derivatives that would result in Legion Partners having beneficial ownership of more than 4.9% of the Company’s outstanding common stock while the Company’s Tax Benefits Preservation Plan is in effect, or more than 9.9% otherwise.

The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the Cooperation Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated into this report by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As described in Item 1.01, on March 15, 2019, the Board increased the size of the Board from eight (8) to nine (9) directors and appointed Mr. McConnell to fill the newly created directorship.

Mr. McConnell will be compensated on the same basis as all other non-employee directors of the Company, as described under “Director Compensation” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 25, 2018 and is incorporated herein by reference.

The information set forth in Item 1.01 is incorporated herein by reference into this Item 5.02, including for the purposes for providing a description of any arrangement or understanding between a newly appointed director and any other person pursuant to which Mr. McConnell was selected as a director.

Item 7.01.     Regulation FD Disclosure

The Company issued a press release on March 15, 2019 announcing the execution of the Cooperation Agreement and the appointment of Mr. McConnell. A copy of this press release is included as Exhibit 99.1 to this Form 8-K. The information contained in the accompanying Exhibit 99.1 is being furnished pursuant to Item 7.01 of this Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

See accompanying Exhibit Index for a list of the exhibits filed or furnished with this Current Report on Form 8-K.

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Cooperation Agreement, dated March 15, 2019, among Vonage Holdings Corp., Legion Partners Asset Management LLC, and each of the signatories thereto
99.1	Press Release of Vonage Holdings Corp., dated March 15, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date:	March 15, 2019	By:	/s/ Randy K. Rutherford
Randy K. Rutherford Chief Legal Officer and Secretary